As filed with the Securities and Exchange Commission on May 22, 1996
                                                 Registration No. 33-
- -------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               CANTEL INDUSTRIES, INC.
                (Exact name of Registrant as specified in its charter)

DELAWARE                                         22-1760285
(State or other jurisdiction                     (I.R.S. employer
of incorporation or organization)                identification no.)

1135 BROAD STREET, SUITE 203
CLIFTON, NEW JERSEY                                   07013
(Address of principal executive offices)         (Zip Code)

OPTIONS TO PURCHASE AN AGGREGATE OF 152,277 SHARES OF COMMON STOCK OF CANTEL INDUSTRIES, INC. ("CANTEL") UNDER STOCK OPTION AGREEMENTS ASSUMED BY CANTEL PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 14, 1995 AMONG CANTEL, CANTEL ACQUISITION CORP., AND MEDIVATORS, INC.
                              (Full title of the plans)

                                   JAMES P. REILLY
                             1135 BROAD STREET, SUITE 203
                              CLIFTON, NEW JERSEY  07013
                       (Name and address of agent for service)

                                    (201) 470-8700
             Telephone number, including area code, of agent for service

                                       COPY TO:
                                 Eric W. Nodiff, Esq.
                     Dornbush Mensch Mandelstam & Schaeffer, LLP
                                   747 Third Avenue
                              New York, New York  10017
                                    (212) 759-3300

                           CALCULATION OF REGISTRATION FEE



- ----------------------------------------------------------------------------------------------------
                                                 Proposed         Proposed
                                                 Maximum           Maximum           Amount of
Title of Securities to       Amount to be         Price            Aggregate        Registration
be registered                 Registered         Per Share*     Offering Price*         Fee
- ----------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share          152,277 shares     $10.50         $1,598,909          $551.30



 * Estimated solely for purposes of calculating the registration fee.
Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the closing price of Common Stock of Cantel Industries, Inc. as reported on the Nasdaq National Market System on May 17, 1996.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

              (a) The prospectus constituting part of the Registration Statement on Form S-4 of Cantel Industries, Inc. (the "Company"), filed December 4, 1995 (Registration No. 33-6472), as amended by Amendment No. 1 filed January 26, 1996, Amendment No. 2 filed on or about February 7, 1996 and Amendment No. 3 filed on or about February 7, 1996, declared effective by the Securities and Exchange Commission (the "SEC") on February 7, 1996.

              (b) The Annual Report of the Company for the fiscal year ended July 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

              (c)  All other reports of the Company filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended July 31, 1995.

              (d) The Registration Statement of the Company filed on April 10, 1972 which contains a description of the Company's Common Stock.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the Company sets forth the extent to which officers or directors of the Company may be insured or indemnified against any liabilities which they may incur. The general effect of such provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise for which he or she served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided, however, that no such director, officer or employee shall be entitled to claim such indemnity (a) with respect to any matter as to which there shall have been a final adjudication that he or she is liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee, or (b) with respect to any matter which shall be the subject of such action, suit or proceeding disposed of otherwise than by adjudication on the merits, unless in relation to such matter such director, officer or employee was not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee.

         The Company's Restated Certificate of Incorporation further provides that the determination as to the right to indemnity of any director, officer or employee in respect of any settlement in which the existence of willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee is not established, shall be made by vote of two-thirds of those members of the Board of Directors not involved in such action, suit or proceeding if such directors constitute a majority of the members of the Board of Directors. In the event that a majority of the members of the Board of Directors are involved in such action, suit or proceeding, indemnification shall be made if independent legal counsel shall give its written opinion to the effect that the person to be indemnified is not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee. The amount of such reimbursement payable by the Company shall not exceed the costs and expenses such indemnified person would have reasonably incurred if the action, suit or proceeding had been litigated to a final conclusion. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall inure to the benefit of the heirs, executors and administrators of such director, officer or employee.

         The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws. In addition, the Company has entered into Indemnification Agreements with each of its directors and certain of its officers which provide for indemnification from liability to the full extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4.01 - The Company's Restated Certificate of Incorp-oration dated July 20, 1978. (Incorporated herein by reference to Exhibit 3(a) to the Company's 1981 Annual Report on Form 10-K.

          4.02 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on February 16, 1982. (Incorporated herein by reference to Exhibit 3(b) to the Company's 1982 Annual Report on Form 10-K.)

          4.03 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on May 4, 1984. (Incorporated herein by reference to Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1984.)

          4.04 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on August 19, 1986. (Incorporated herein by reference to Exhibit 3(d) to the Company's 1986 Annual Report on Form 10-K.)

          4.05 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on December 12, 1986. (Incorporated herein by reference to Exhibit 3(e) to the Company's 1987 Annual Report on Form 10-K (the "1987 Form 10-K").)

          4.06 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on April 3, 1987. (Incorporated herein by reference to Exhibit 3(f) to the 1987 10-K.)

          4.07 - Certificate of Amendment of Certificate of Incorporation of the Company, filed on April 17, 1989. (Incorporated herein by reference to Exhibit 3(h) to the Company's 1989 Annual Report on Form 10-K.)

          4.08 - Form of Stock Option Agreement under the 1991 Stock Option and Compensation Plan of MediVators, Inc. ("MediVators") (assumed by Cantel).

          4.09 - Form of Stock Option Agreement between MediVators and certain directors (assumed by Cantel).

          4.10 - Form of Stock Option Agreement between MediVators and certain officers (assumed by Cantel).

          5.01  -  Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP.

         23.01 - Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP (included in Exhibit 5).

         23.02  -  Consent of Ernst & Young LLP.

         24.01  -  Power of Attorney (included in signature page).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton and State of New Jersey, on the 22nd day of May, 1996.


                             CANTEL INDUSTRIES, INC.



                             By:  /s/ James P. Reilly
                                  ------------------------------
                                  James P. Reilly, President

                                  POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Reilly and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                        Director and
                        Chairman
/s/ Charles M. Diker    of the Board               May 22, 1996
- -----------------------
  Charles M. Diker

                        President, Chief Executive
/s/ James P. Reilly     Officer and Director
- -----------------------
  James P. Reilly       (Principal Executive       May 22, 1996
                        Officer and Principal
                        Financial Officer)


/s/ Craig A. Sheldon    Vice President and         May 22, 1996
- -----------------------
Craig A. Sheldon        Controller

                        Director and
                        Vice Chairman
                        of the Board
- -----------------------
  Alan J. Hirschfield


/s/ Richard L. Bloch    Director                   May 22, 1996
- -----------------------
  Richard L. Bloch


/s/ Darwin C. Dornbush  Director                   May 22, 1996
- -----------------------
  Darwin C. Dornbush


                        Director
- -----------------------
  Morris W. Offit


/s/ Bruce Slovin        Director                   May 22, 1996
- -----------------------
  Bruce Slovin


/s/ Robert Barbanell    Director                   May 22, 1996
- -----------------------
  Robert Barbanell